                                ESCROW AGREEMENT

     This Escrow Agreement (this "AGREEMENT") is made and entered into as of
July 1, 2005 (the "EFFECTIVE DATE"), by and among Wireless Telecom Group, Inc., a New Jersey corporation ("PURCHASER"), Damany Holding GmbH, a private limited liability company organized under the laws of Germany and registered with the commercial register of the local court (Amtsgericht) of Munich under No. HRB 142
984 ("DAMANY"), Investcorp Technology Ventures LP, a limited partnership organized under the laws of the Cayman Islands ("INVESTCORP" and, together with
Damany, the "SHAREHOLDERS"), which Shareholders immediately prior to the closing and consummation of the Acquisition (as defined below) are the holders of all of the outstanding shares of capital stock of Willtek Communications GmbH, a private limited liability company organized under the laws of Germany and registered with the commercial register of the local court (Amtsgericht) of
Munich under No. HRB 46 733 (the "COMPANY"), and American Stock Transfer & Trust
Company, as Escrow Agent (the "ESCROW AGENT").

                                    RECITALS

     A. Purchaser, the Company and the Shareholders have entered into an Amended and Restated Stock Purchase Agreement, dated as of March 29, 2005 (the "STOCK
PURCHASE AGREEMENT"), pursuant to which Purchaser shall purchase from the
Shareholders, and the Shareholders shall sell to Purchaser, all of the issued and outstanding shares of capital stock of the Company (the "ACQUISITION").
Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given them in the Stock Purchase Agreement, a copy of which is attached hereto.

     B. Section 1.03(c) of the Stock Purchase Agreement provides that the
Indemnification Shares are to be deducted and withheld from the Wireless Shares and placed in an escrow account (the "ESCROW ACCOUNT") to secure the indemnification obligations of the Shareholders to Purchaser and all other
Purchaser Indemnitees as set forth in Article VII of the Stock Purchase
Agreement on the terms and conditions set forth in this Agreement. The number of
Indemnification Shares required to be deposited in the Escrow Account by each
Shareholder pursuant to this Agreement, the taxpayer identification number (or foreign equivalent) of each Shareholder, and the percentage interest of each
Shareholder in the Indemnification Shares are set forth on Exhibit A attached hereto.

     C. Each Shareholder is entering into this Agreement as a material inducement and consideration for Purchaser to enter into the Stock Purchase
Agreement and to consummate the Acquisition and as a condition precedent to consummation of the Acquisition, and the parties desire to set forth in this
Agreement the terms and conditions pursuant to which the Indemnification Shares shall be deposited, held in, and disbursed from the Escrow Account.

     NOW, THEREFORE, the parties hereto hereby agree as follows;

     1. ESCROW AND INDEMNIFICATION

        (a) ESCROW OF SHARES. At the Closing, Purchaser or its transfer agent shall deposit the Indemnification Shares with the Escrow Agent in the manner contemplated by Section 2(a) of this Agreement, accompanied by the required stock powers and a written notice making reference to this Agreement and identifying the shares so deposited as the Indemnification Shares. The Escrow
Agent shall hold the Indemnification Shares in escrow as collateral for the indemnification obligations of the Shareholders under Article VII of the Stock
Purchase Agreement until the Escrow Agent is required to release such
Indemnification Shares in accordance with the terms of this Agreement. As used in this Agreement, the term "INDEMNIFICATION SHARES" shall include all
"ADDITIONAL INDEMNIFICATION SHARES" as that term is defined in Section 2(b) of this Agreement. The Escrow Agent agrees to accept delivery of the
Indemnification Shares and to hold such Indemnification Shares (and stock powers) in escrow subject to the terms and conditions of this Agreement.

        (b) INDEMNIFICATION. Purchaser and all other Purchaser Indemnitees are indemnified pursuant to the terms of Article VII of the Stock Purchase Agreement
(which terms are incorporated herein by reference) from and against any Losses, subject to the limitations set forth in Section 7.05 of the Stock Purchase
Agreement and in this Agreement (excluding any indemnification amounts payable under Section 7.06 of the Stock Purchase Agreement, which shall not be subject to any such limitations contained in Section 7.05 and shall only be subject to the limitations expressly set forth in Section 7.06 of the Stock Purchase
Agreement). The Indemnification Shares shall be security for these indemnification obligations, subject to the terms and conditions of Article VII of the Stock Purchase Agreement and this Agreement. With respect to monetary remedies for valid claims, during the Escrow Period, Purchaser Indemnitees shall first seek recourse against the Indemnification Shares, pursuant to the terms of this Agreement, and shall be entitled to pursue other monetary remedies, subject to the limitations set forth in Section 7.05 of the Stock Purchase Agreement, only to the extent that the Indemnification Shares are not sufficient to compensate all Purchaser Indemnitees' Losses. The Indemnification Shares and the
provisions of this Agreement shall not limit any Purchaser Indemnitee's other rights of recovery expressly set forth in the Stock Purchase Agreement
(including, without limitation, any and all rights to indemnification thereunder from and after the expiration of the Escrow Period).

        (c) NOTICE OF CLAIM. As used herein, the term "CLAIM" means a claim for indemnification under Article VII of the Stock Purchase Agreement made by
Purchaser or any other Purchaser Indemnitee. Purchaser is authorized to make
Claims on behalf of any other Purchaser Indemnitee. A Purchaser Indemnitee shall give written notice of a Claim (a "NOTICE OF CLAIM") to the Shareholders and the
Escrow Agent in the manner set forth in Section 7.04 of the Stock Purchase
Agreement. No delay on the part of any Purchaser Indemnitee in giving the
Shareholders notice of a Claim shall relieve any Shareholder from any of its obligations under Article VII of the Stock Purchase Agreement or this Agreement, except to the extent any Shareholder shall have been actually prejudiced as a result of such failure (except that any Shareholder shall not be liable for any expenses incurred during the period in which the Purchaser
Indemnitee failed to give such notice).

        (d) ESCROW PERIOD. As used herein, the term "ESCROW PERIOD" means that time period beginning on the Closing Date and ending on the first anniversary of the Closing Date. Purchaser shall deliver to Escrow Agent written notice of the
Closing Date (with a copy to the Shareholders), on which Escrow Agent may rely without inquiry.

        (e) ESCROW DEDUCTIONS. Payments for finally determined Claims shall be deducted ratably from the Indemnification Shares of the Shareholders in proportion to their respective percentage interests in the Indemnification
Shares set forth on Exhibit A.

        (f) NO ELECTION OF REMEDIES. Purchaser and any other Purchaser
Indemnitee may obtain satisfaction of any valid Claims against the Shareholders pursuant to Article VII of the Stock Purchase Agreement in accordance with this
Agreement without first seeking satisfaction of such Claims directly against the
Company or any Shareholder and without rescinding or attempting to rescind the transactions consummated pursuant to the Stock Purchase Agreement. The assertion of a right to satisfy any single Claim hereunder (or the satisfaction thereof in accordance with this Agreement) will not bar Purchaser or any other Purchaser
Indemnitee from seeking or obtaining satisfaction of any other Claims hereunder.
Purchaser and any other Purchaser Indemnitee need not exhaust any other remedies that may be available to it, but rather may proceed directly in accordance with the provisions of this Agreement.

     2. DEPOSIT OF INDEMNIFICATION SHARES; RELEASE FROM ESCROW.

        (a) DELIVERY OF INDEMNIFICATION SHARES. At the Closing: (i) the
Indemnification Shares allocable to each Shareholder as shown on Exhibit A (the
"INITIAL INDEMNIFICATION SHARES") shall be delivered by Purchaser or Purchaser's transfer agent to the Escrow Agent in the form of duly authorized stock certificates for such shares issued in the respective names of the Shareholders;
and (ii) each of the Shareholders shall deliver to the Escrow Agent three (3)
stock powers in the form of Exhibit B attached hereto covering such Initial
Indemnification Shares, each duly endorsed and bearing a medallion signature guarantee. Each Shareholder agrees to execute and deliver to the Escrow Agent such additional stock powers relating to the Indemnification Shares as may be necessary, in the Escrow Agent's opinion, to carry out its responsibilities under this Agreement. In the event Purchaser issues any Additional
Indemnification Shares (as defined below), Purchaser shall instruct its transfer agent to deliver such Additional Indemnification Shares to the Escrow Agent, and
each Shareholder shall deliver stock powers for such Shareholder's Additional
Indemnification Shares to the Escrow Agent, in the same manner as the Initial
Indemnification Shares and stock powers therefor were delivered to the Escrow
Agent hereunder. Unless and until stock certificates representing Additional
Indemnification Shares are received by the Escrow Agent, the Escrow Agent may assume that none have been issued.

        (b) DIVIDENDS, VOTING AND RIGHTS OF OWNERSHIP. Except for dividends paid in shares of Purchaser stock that are declared and paid with respect to the
Indemnification Shares or shares of Purchaser Common Stock issued with respect to Indemnification Shares and resulting from a stock split or subdivision
("ADDITIONAL INDEMNIFICATION SHARES"), and except for cash dividends declared or set aside by Purchaser, during the period beginning on the Closing Date and ending on December 31, 2005, in respect of all of the shares of Purchaser Common
Stock that Investcorp may be deemed to beneficially own during the period beginning on the Closing Date and ending on December 31, 2005, which Investcorp has waived and permanently forfeited under the terms of the Stock Purchase
Agreement, any cash dividends, dividends payable in securities or other distributions of any kind made or paid in respect of the Indemnification Shares shall be distributed currently by Purchaser to each Shareholder. Each
Shareholder shall have the right to vote the Indemnification Shares deposited in the Escrow Account for the account of such Shareholder so long as such
Indemnification Shares are held in escrow, and Purchaser shall take all reasonable steps necessary to allow the exercise of such rights. So long as the
Indemnification Shares remain in the Escrow Agent's possession pursuant to this
Agreement and have not been canceled as provided herein or repurchased by
Purchaser, the Shareholders shall retain and shall be able to exercise voting rights with respect to such Indemnification Shares and all other incidents of ownership of said Indemnification Shares that are not inconsistent with the terms and conditions of this Agreement. Purchaser and the Shareholders will arrange for the payment of dividends, subject to the limitations set forth herein and in the Stock Purchase Agreement, and the delivery of proxies and other notices among themselves, and the Escrow Agent need not be involved.

        (c) DISTRIBUTIONS TO SHAREHOLDERS. On the date upon which the Escrow
Period expires (the "FINAL RELEASE DATE"), upon receipt by the Escrow Agent of the written notice referred to in Section 2(d), the Escrow Agent shall release from escrow to each Shareholder such Shareholder's Indemnification Shares (as defined below) other than any of such Shareholder's Indemnification Shares that have previously been delivered to a Purchaser Indemnitee or that are owed to
Purchaser Indemnitee and are to be canceled and forfeited in accordance with
Section 4 in satisfaction of Claims by a Purchaser Indemnitee or that are otherwise subject to a pending Claim by a Purchaser Indemnitee (whether a
Contested Claim or an Uncontested Claim as such terms are defined in Section 4).
As used in this Agreement, a "SHAREHOLDER'S INDEMNIFICATION SHARES" refers to and means the Initial Indemnification Shares allocable to such Shareholder and the Additional Indemnification Shares allocable to such Shareholder, if any.

        (d) RELEASE OF INDEMNIFICATION SHARES. The Indemnification Shares shall be held by the Escrow Agent until such Indemnification Shares are required to be released pursuant to either; (i) Section 2(c) of this Agreement; or (ii) when required under applicable provisions of Section 4 of this Agreement. The Escrow
Agent shall deliver to the Shareholders or to Purchaser (who is authorized to accept delivery of Indemnification Shares on behalf of any Purchaser
Indemnitee), via courier to the address set forth for such party in Section 6 of this Agreement, as applicable hereunder, the requisite number of Indemnification
Shares to be released on

such applicable date as is called for by this Agreement. Such delivery of
Indemnification Shares shall be in the form of stock certificate(s) registered in the name of such Shareholders or Purchaser, as applicable, in accordance with this Agreement. The Escrow Agent shall coordinate with Purchaser's transfer agent who shall cause such stock certificates to be registered in the appropriate names as determined by the Escrow Agent in accordance with this
Agreement. Purchaser shall give the Escrow Agent prompt written notice of the name and address of any new transfer agent for Purchaser Common Stock. Purchaser and the Shareholders shall deliver a prompt written notice to the Escrow Agent identifying the number of Indemnification Shares to be released to each of the
Shareholders and/or Purchaser, as applicable, in accordance with this Agreement.
Unless the Escrow Agent is instructed otherwise by Purchaser and the
Shareholders, Indemnification Shares released to the Shareholders shall be released to them in proportion to their respective percentage interests in the
Indemnification Shares as set forth in Exhibit A hereto. The Escrow Agent shall use good faith efforts (with Purchaser's assistance) to have such stock certificates in its possession by delivery from Purchaser's transfer agent no later than two (2) Business Days prior to the day on which the Escrow Agent is to deliver such certificates to the Shareholders. Cash shall be paid in lieu of any fraction of an Indemnification Share held by any Shareholder (computed for each Shareholder by aggregating all Indemnification Shares held by such
Shareholder) in an amount equal to the applicable fraction of an Indemnification
Share multiplied by the closing price of Purchaser Common Stock on the AMEX on the trading day immediately preceding the date such Indemnification Shares are to be released to the Shareholders, as adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting Purchaser Common Stock (each a
"CAPITAL CHANGE"), whether occurring at or after the Closing Date. Purchaser shall distribute, or Purchaser shall provide to the Escrow Agent and Escrow
Agent shall distribute, cash in lieu of fractional Indemnification Shares;
provided, neither Purchaser nor Escrow Agent shall be obligated to disburse such cash amount to any Significant Shareholder until such Significant Shareholder delivers an IRS Form W-9 (or Form W-8 in the case of a foreign person) for tax reporting purposes, duly completed and executed by such Shareholder. Purchaser shall be deemed to have purchased the fractional shares for which it has provided cash-in-lieu payments.

        (e) NO ENCUMBRANCE. No Indemnification Shares or any beneficial interest therein may be pledged, encumbered, sold, assigned or transferred (including any transfer by operation of law), by a Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Shareholder, prior to the delivery to such Shareholder of such
Indemnification Shares by the Escrow Agent in accordance with this Agreement.
Notwithstanding anything herein to the contrary, from and after the date hereof through and including the Final Release Date, each of the parties hereto hereby grants to the Escrow Agent a lien upon, and security interest in, all of its right, title and interest in and to all of the Indemnification Shares as security for the payment and performance of its obligations owing to the Escrow
Agent hereunder, including, without limitation, its obligations of payment, indemnity and reimbursement provided for hereunder, which lien and security interest may be enforced by the Escrow Agent without notice by charging and setting-off and paying from, the Indemnification Shares any and all amounts then owing to it pursuant to

this Agreement or by appropriate foreclosure proceedings. The Escrow Agent shall have no responsibility for determining or enforcing compliance with this Section
2(e), except that the Escrow Agent shall retain possession of the stock certificates evidencing the Indemnification Shares as required by this
Agreement.

        (f) POWER TO TRANSFER INDEMNIFICATION SHARES. The Escrow Agent is hereby granted the power to effect any transfer of Indemnification Shares contemplated by this Agreement. Purchaser shall cooperate with the Escrow Agent in causing
Purchaser's transfer agent to promptly issue stock certificates to effect such transfers.

        (g) LEGEND. In addition to appropriate restrictive legends, stock certificates representing Indemnification Shares will (until they are released to the Shareholders or Purchaser in accordance with this Agreement) bear the following legend indicating that they are subject to this Agreement:

     "THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE
     TRANSFERRED, PLEDGED OR HYPOTHECATED ONLY IN ACCORDANCE WITH THE TERMS OF
     AN ESCROW AGREEMENT AMONG THE ISSUER, THE HOLDER THEREOF, AND AMERICAN
     STOCK TRANSFER & TRUST COMPANY, AS ESCROW AGENT. A COPY OF SUCH AGREEMENT
     IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER."

        (h) UPDATING. Purchaser and the Shareholders shall promptly deliver to the Escrow Agent a revised Exhibit A to update the information contained therein following the occurrence of any of the following events; (i) a Capital Change,
(ii) any issuance of Additional Indemnification Shares; or (iii) any change in the information set forth in Exhibit A regarding the Shareholders. Unless and until the Escrow Agent receives such revised Exhibit A, the Escrow Agent may assume without inquiry that the last Exhibit A it received remains in effect and that such exhibit has not been, and is not required to be, modified.

     3. CONTENTS OF NOTICE OF CLAIM. Each Notice of Claim given pursuant to
Section 1(c) of this Agreement shall be in writing and shall contain the information set forth in Section 7.04(a) of the Stock Purchase Agreement.

     4. RESOLUTION OF CLAIMS AND TRANSFERS OF INDEMNIFICATION SHARES. Any Notice
of Claim received by the Shareholders and the Escrow Agent pursuant to Sections
1(c) and 3 of this Agreement shall be resolved as follows:

        (a) UNCONTESTED CLAIMS. If, within ten (10) Business Days after a Notice of Claim containing a statement of claimed Losses has been received by, or is deemed to have been delivered by Purchaser or any other Purchaser Indemnitee to, the Shareholders and the Escrow Agent pursuant to Section 6 of this Agreement, the Shareholders have not contested such Notice of Claim in a written notice received by

Escrow Agent as provided in Section 4(b) of this Agreement (an "UNCONTESTED
CLAIM") and the Escrow Agent has not received written confirmation from
Purchaser that the Shareholders have paid Purchaser in full the amount demanded in such Notice of Claim, then the Escrow Agent shall: (i) immediately release from escrow and transfer to Purchaser for cancellation and forfeiture that number of Indemnification Shares having a value (as determined in accordance with Section 4(c) of this Agreement) equal to the amount of Losses specified in such Notice of Claim, which transferred and forfeited Indemnification Shares shall be taken from and forfeited by the Shareholders in the manner set forth in
Section 1(e) of this Agreement; and (ii) notify the Shareholders in writing of such transfer and forfeiture of Indemnification Shares as promptly as reasonably practicable.

        (b) CONTESTED CLAIMS. In the event that the Shareholders deliver to
Purchaser and the Escrow Agent a written notice contesting all, or a portion of, a Notice of Claim (a "CONTESTED CLAIM") and such written notice has been received by, or is deemed, under the provisions of Section 6 of this Agreement, to have been delivered to, Purchaser and the Escrow Agent within the ten (10)
Business Day period described in Section 4(a) of this Agreement, then: (i) such
Contested Claim shall be resolved prior to the expiration of the Escrow Period, to the extent such timing is reasonably practicable, by either (A) a written settlement agreement executed by Purchaser and the Shareholders or (B) in the absence of such a written settlement agreement, by final nonappealable order of a court of competent jurisdiction directing delivery of the Indemnification
Shares, in which event the Escrow Agent shall disburse the Indemnification
Shares in accordance with such agreement or order. The Escrow Agent shall act on any such order or agreement without further question. Any portion of the Notice of Claim that is not contested by the Shareholders in accordance with the foregoing provisions of this Section 4(b) shall be resolved as an Uncontested
Claim in accordance with Section 4(a) of this Agreement. Upon its receipt of a copy of such order or agreement, the Escrow Agent shall first permit the
Shareholders, at the Shareholders' option, the opportunity to pay to Purchaser the amount of Losses (if any) that are owed to Purchaser in full in cash on or before the fifth (5th) Business Day after the Escrow Agent's receipt of a copy of such agreement or order. Immediately following Purchaser's receipt of payment of Losses from the Shareholders, Purchaser shall notify the Escrow Agent of such payment. If the Escrow Agent does not receive written confirmation from
Purchaser that such owed Losses have been paid in full in cash to Purchaser prior to the fifth (5th) Business Day after the Escrow Agent's receipt of a copy of such agreement or order, then the Escrow Agent will (i) immediately release from escrow and transfer to Purchaser for cancellation that number of
Indemnification Shares having a value (determined in accordance with Section
4(c) of this Agreement) equal to the amount of Losses (if any) owed to
Purchaser, which transferred and forfeited Indemnification Shares shall be taken from and forfeited by each of the Shareholders in the manner set forth in
Section 1(e) of this Agreement, and (ii) notify the Shareholders in writing of such transfer and forfeiture of Indemnification Shares as promptly as reasonably practicable.

        (c) DETERMINATION OF NUMBER OF INDEMNIFICATION SHARES FORFEITED. Any
amount of Losses owed to Purchaser or any Purchaser Indemnitee hereunder, determined pursuant to the foregoing provisions of this Section 4 and not paid in cash by the Shareholders in accordance with the above provisions of this Section 4, shall be immediately payable to Purchaser out of the
Indemnification Shares then held by the Escrow Agent, and the forfeited
Indemnification Shares shall be taken from and forfeited by the Shareholders in the manner set forth in Section 1(e) of this Agreement. For purposes of this
Agreement, Indemnification Shares shall be deemed to have a per share value equal to the Average Stock Price (as defined in Section 4.13 of the Stock
Purchase Agreement). Thus, the number of Indemnification Shares to be released from escrow, forfeited by the Shareholders and transferred to Purchaser in satisfaction of a Claim for Losses (whether an Uncontested Claim or a Contested
Claim) not paid in cash as provided above shall be the amount of such Losses divided by the Average Stock Price applicable to such Claim.

        (d) MULTIPLE CLAIMS PERMITTED. The assertion of any single Claim for indemnification pursuant to Article VII of the Stock Purchase Agreement and the
assertion of a right to satisfaction (or the actual satisfaction) of any single
Claim pursuant to this Agreement shall not bar Purchaser from asserting any other Claims for indemnification pursuant to Article VII of the Stock Purchase
Agreement or from asserting or obtaining satisfaction of any other Claims pursuant to this Agreement.

     5. LIMITATION OF ESCROW AGENT'S LIABILITY.

        (a) LIMITATION OF LIABILITY. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, fraud or gross negligence. The Escrow Agent shall have no duty to inquire into or investigate the validity, accuracy or content of any document delivered to it. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this
Agreement, the Escrow Agent may rely on the advice or opinion of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to
it. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the implied duty of good faith and fair dealing.

        (b) RESOLUTION OF CONFLICTING DEMANDS. In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent shall have the absolute right, at the
Escrow Agent's election, to do any or all of the following: (i) resign so a successor can be appointed pursuant to Section 9 of this Agreement; (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves; or (iii) give written notice to the other parties that it has received conflicting instructions from Purchaser, on the one hand, and the Shareholders, on the other hand, and is refraining from taking action until it receives instructions consented to in writing by each of
Purchaser and the Shareholders. In the event an interpleader suit as described in clause

(ii) above is brought, the Escrow Agent shall thereby be fully released and discharged from all further obligations imposed upon it under this Agreement with respect to the matters that are the subject of such interpleader suit, and
Purchaser shall pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this Section 5(b) (such costs, fees and expenses shall be treated as extraordinary fees and expenses for the purposes of
Section 8 of this Agreement). Purchaser shall be entitled to reimbursement from the Shareholders of any extraordinary fees and expenses of Escrow Agent in the event Purchaser prevails in such dispute pursuant to Section 8 of this
Agreement.

        (c) INDEMNIFICATION. Each party to this Agreement other than the Escrow
Agent (each an "INDEMNIFYING PARTY" and together the "INDEMNIFYING PARTIES"), hereby jointly and severally covenants and agrees to reimburse, indemnify and hold harmless Escrow Agent, the Escrow Agent's officers, directors, employees, counsel and agents (severally and collectively, "ESCROW AGENT"), from and against any loss, damage, liability or loss suffered, incurred by, or asserted against Escrow Agent (including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel) arising out of, in connection with or based upon, any act or omission by Escrow Agent (not involving gross negligence, willful misconduct or fraud on Escrow Agent's part) relating in any way to this
Agreement or the Escrow Agent's services hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever
(including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any Indemnifying Party who reimburses or indemnifies the Escrow Agent pursuant to this Section 5(c) shall have a right to seek contribution from any and all other Indemnifying Parties according to their relative fault.

        (d) DEFENSE. Each Indemnifying Party may participate at its own expense in the defense of any claim or action that may be asserted against Escrow Agent, and if the Indemnifying Parties so elect, the Indemnifying Parties may assume the defense of such claim action; provided, however, that if there exists a conflict of interest that would make it inappropriate, in the sole discretion of the Escrow Agent, for the same counsel to represent both Escrow Agent and the
Indemnifying Parties, Escrow Agent's retention of separate counsel shall be reimbursable as hereinabove provided. Escrow Agent's right to indemnification hereunder shall survive Escrow Agent's resignation or removal as Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.

        (e) NOTICE TO INDEMNIFYING PARTIES. The Escrow Agent shall notify each
Indemnifying Party by letter, or by telephone or telecopy confirmed by letter, of any receipt by Escrow Agent of a written assertion of a claim against Escrow
Agent, or any action commenced against Escrow Agent, for which indemnification is required under Section 5(c) of this Agreement, within ten (10) Business Days after Escrow Agent's receipt of written notice of such claim. The Indemnifying
Parties will be relieved of their indemnification obligations under this Section
5 if Escrow Agent fails to

timely give such notice and such failure adversely affects the Indemnifying
Parties' ability to defend such claim. However, Escrow Agent's failure to so notify each Indemnifying Party shall not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have otherwise than on account of this Section 5.

        (f) USE OF AGENTS. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys and shall be entitled to consult with its legal counsel, including in-house legal counsel, as to any questions or matters arising hereunder and the reasonable, good faith written opinion of such legal counsel shall be full and complete authorization and protection to Escrow Agent in respect of any act or omission by Escrow Agent undertaken in good faith and in accordance with the opinion of such legal counsel. Nothing in this Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of New York, U.S.A.

     6. NOTICES. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national or international courier service and, in each case, addressed to a party at the following address for such party:

                           (i)      if to the Shareholders,

                                    Investcorp International Ltd.
                                    Investcorp House
                                    48 Grosvenor Street
                                    London W1K 3HW
                                    United Kingdom
                                    +44 (0)20 7629 6600 (phone)
                                    +44 (0)20 7887 3335 (facsimile)
                                    Attention: Mr. Hazem Ben-Gacem

                                    and

                                    Damany Holding GmbH
                                    Gutenbergstrasse 2-4
                                    85737 Ismaning
                                    Germany
                                    +49 (0) 89 996 41 - 110 (phone)
                                    +49 (0) 89 996 41 - 442 (facsimile)
                                    Attention: Mr. Cyrille Damany

                                       10

                           with a copy to:

                                    Linklaters Oppenhoff & Radler
                                    Borsenplatz 1
                                    50667 Cologne
                                    Germany
                                    +(49-221) 20 91 0 (phone)
                                    +(49-221) 20 91 435 (facsimile)
                                    Attention: Raymond J. Fisher and
                                               Carsten Flasshoff

                           (ii)     if to Purchaser,

                                    Wireless Telecom Group Inc.
                                    25 Eastmans Road
                                    Parsippany, NJ  07054
                                    Telephone:  (201) 261-8797
                                    Facsimile:  (201)  261-8339
                                    Attention: Karabet Simonyan

                  with a copy to:

                                    Greenberg Traurig, LLP
                                    The MetLife Building
                                    200 Park Avenue
                                    New York, NY  10166
                                    Telephone:  (212) 801-9200 (phone)
                                    Facsimile:  (212) 801-6400 (facsimile)
                                    Attention:  Robert H. Cohen, Esq. and
                                                Anthony J. Marsico, Esq.

                           (iii)    if to Escrow Agent,

                                    American Stock Transfer & Trust Company
                                    59 Maiden Lane
                                    New York, NY 10038
                                    Telephone:  (718) 921-8200
                                    Facsimile:  (718) 331-1852
                                    Attention: Herb Lemmer

or to such other address(es) as shall be furnished in writing by any such party to each of the other parties hereto in accordance with the provisions of this
Section 6. Notwithstanding the foregoing, notices and the like addressed to the
Escrow Agent shall be effective only upon receipt. The Escrow Agent may assume without inquiry (unless the Escrow Agent has written notice to the contrary)
that notices received by it which are also required to be delivered to another party have, in fact, been delivered to such other party.

                                       11

     7. GENERAL.

        (a) GOVERNING LAW; ASSIGNS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, U.S.A., without regard to conflicts of law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Except as provided in Section 9 hereof, neither this
Agreement nor any of the rights and obligations of the parties hereunder may be assigned or delegated by any of the parties hereto without the prior written consent of each of the other parties hereto. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) any Court of the State of New York sitting in New York County and
(b) any United States Federal Court sitting in New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party irrevocably agrees that any legal action, suit or proceeding against them arising out of or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto (whether for breach of contract, tortuous conduct or otherwise) shall be brought in the United States District Court for the Southern
District of New York, or, if such court does not have subject matter jurisdiction, the state courts of New York located in New York County and hereby irrevocably accepts and submits to the exclusive jurisdiction and venue of the aforesaid courts IN PERSONAM, with respect to any such action, suit or proceeding. Each of the parties agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 7(a). Each party hereby waives to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7(a).

        (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (c) ENTIRE AGREEMENT. As between Company and the Shareholders, this
Agreement, together with the Stock Purchase Agreement, constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. As between the Escrow Agent and the other parties hereto, all such parties agree that, as set forth in Section 10 of

                                       12

this Agreement, the Escrow Agent's duties are defined only in this Agreement, any contrary provisions of the Stock Purchase Agreement notwithstanding.

        (d) WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.
No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

        (e) TAX IDENTIFICATION NUMBERS. If applicable, each party hereto, other than the Escrow Agent, shall provide the Escrow Agent with its Tax
Identification Number (TIN) as assigned by the Internal Revenue Service prior to the execution of this Agreement.

        (f) AGENTS. Unless expressly provided otherwise herein, any actions to be taken by Purchaser hereunder may also be taken by Purchaser's attorneys or agents.

     8. COMPENSATION AND EXPENSES OF ESCROW AGENT. All fees and expenses of the
Escrow Agent, which shall include a yearly fee of US$5,000, incurred in the ordinary course of performing its responsibilities hereunder shall be paid by
Purchaser at the Closing upon receipt of a written invoice by Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses (including the fees or expenses of outside counsel to the Escrow Agent)
incurred by the Escrow Agent in connection with a dispute over the distribution of Indemnification Shares or the validity of a Notice of Claim, shall be paid by
Purchaser upon receipt of a written invoice by Escrow Agent; provided, however, that notwithstanding the foregoing, the Shareholders shall be liable for any extraordinary fees and expenses of the Escrow Agent arising in connection with a dispute hereunder, in the event that Purchaser prevails in such dispute. The
Escrow Agent shall have no duty to solicit any payments which may be due it hereunder.

     9. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of its resignation to the parties to this Agreement, specifying a date not less than thirty (30) days following such notice date of when such resignation shall take effect. Purchaser shall designate a successor Escrow
Agent, which shall be reasonably acceptable to the Shareholders, prior to the expiration of such thirty (30) day period by giving written notice to the Escrow
Agent and the Shareholders. If no successor escrow agent is named by Purchaser, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The Escrow Agent shall promptly transfer the Indemnification Shares to such designated successor.

     10. LIMITATION OF RESPONSIBILITY. The Escrow Agent's duties are limited to those set forth in this Agreement, and Escrow Agent, acting as such under this
Agreement, is not charged with knowledge of or any duties or responsibilities under any other document or agreement, including without limitation the Stock
Purchase

                                       13

Agreement. Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of New York,
U.S.A. Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto. In no event shall the Escrow Agent have any duty or obligation to determine or enforce compliance with the requirements of any agreement or instrument other than this Agreement (including without limitation the Stock Purchase Agreement).

     11. FORCE MAJEURE. Neither Purchaser nor the Shareholders nor Escrow Agent
shall be responsible for any delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of
God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

     12. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

     13. AMENDMENT. This Agreement may be amended by the written agreement of
Purchaser, the Escrow Agent and the Shareholders, provided that, if the Escrow
Agent does not agree to an amendment agreed upon by Purchaser and the
Shareholders, the Escrow Agent shall resign and Purchaser shall appoint a successor Escrow Agent in accordance with Section 9 above. No amendment of the
Stock Purchase Agreement shall increase Escrow Agent's responsibilities or liability hereunder without Escrow Agent's written agreement.

     14. SEVERABILITY. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable

                                       14

remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the court set forth in Section 7(a) hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

PURCHASER:

WIRELESS TELECOM GROUP, INC.

By: /s/ Paul Genova
    --------------------
Name: Karabet Simonyan
Title: President and Chief Executive
       Officer

ESCROW AGENT:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By: /s/ Herb Lemmer
    ---------------
    Authorized Signatory

SHAREHOLDERS:

INVESTCORP TECHNOLOGY VENTURES, L.P.
by ITV Limited, as General Partner of Investcorp
Technology Fund Limited Partnership, its General Partner

By: /s/ Mohammed Ameen
    ------------------
Name: Mohammed Ameen
Title: Director

DAMANY HOLDING GMBH

By: /s/ Cyrille Damany
    ------------------
    Name: Cyrille Damany
    Title: